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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements on Form S-3 (File No. 333-106616) and Form S-8 (File Nos. 33-18278, 33-56420, 33-53303, 333-51073, 333-93803, 333-47268, and 333-102321) of our report dated March 4, 2005, relating to the financial statements of Elgin Riverboat Resort—Riverboat Casino, appearing in the Annual Report on Form 10-K of Mandalay Resort Group for the year ended January 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Memphis, Tennessee
April 15, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM